Exhibit 99.1

Speed Commerce ANNOUNCES SENIOR MANAGEMENT CHANGES

-- Company Also Enters Into Forbearance Agreement with Lenders --

Dallas, Texas – December 17, 2015 – Speed Commerce, Inc. (NASDAQ:SPDC), a leading provider of ecommerce technology and omni-channel solutions for retailers, today announced that Dalton Edgecomb and Bruce Meier, both of Winter Harbor LLC, have been named Interim Chief Executive Officer and Interim Chief Financial Officer, respectively. In these capacities, Messrs. Edgecomb and Meier will lead efforts to maintain the Company’s near-term liquidity and strengthen its financial performance. They succeed Richard Willis and Terry Tuttle, who have resigned effective immediately.

Mr. Edgecomb possesses more than 20 years of experience advising companies through cash management and cost reduction, capital structure refinancing, crisis management and business plan development for restructuring purposes. He has participated in more than 50 successful turnaround engagements in a variety of industries including food and agribusiness, retail, textiles, healthcare, engineering and construction, energy, transportation, and industrial manufacturing.

Speed Commerce also announced that it has entered into a forbearance agreement (the “Forbearance Agreement”) with Garrison Loan Agency Services LLC, as Administrative Agent and Collateral Agent and the lenders from time to time party thereto (collectively, the “Lenders”) to the Company's Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2014, as amended (the “Credit Agreement”), in connection with the Company’s failure to comply with certain covenants under the Credit Agreement.

“We anticipate that the steps we have taken today will accelerate progress towards a stronger and more financially-sound company, and we look forward to ongoing and productive discussions with our lenders in that regard,” Mr. Edgecomb stated. “In the meantime, our focus will remain on business continuity and the same excellent level of service our customers have come to expect. We appreciate the support of all our stakeholders, in particular our lenders who have provided additional funding to the Company and who have now provided this forbearance agreement which enables us to work towards enhanced financial flexibility and a brighter future.”

Under the terms of the Forbearance Agreement, the Company’s Lenders will refrain from exercising any rights or remedies that they may have under the Credit Agreement or otherwise in respect of the Company's default of the terms of the Credit Agreement for 45 days, or until January 30, 2016, unless a breach of the Forbearance Agreement occurs. If the Forbearance Agreement should be breached, or is not extended, the Company’s Lenders would then be entitled to exercise any of their rights under the Credit Agreement, including, but not limited to, the acceleration of all debt obligations under the Credit Agreement. There can be no assurance that the terms of the Forbearance Agreement will be extended, or that the Company will not be in breach of the terms of the Forbearance Agreement prior to its expiration.

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company's ability to remedy any defaults and the Company's compliance with its debt facilities; difficult economic conditions that adversely affect the company, or its customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-Q and Form 10-K filings, as well as its other SEC filings and public disclosures.

Investor Relations

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

SPDC@liolios.com